UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 8, 2014

CONSOL Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14901	51-0337383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CNX Center

1000 CONSOL Energy Drive

Canonsburg, Pennsylvania 15317

(Address of principal executive offices)

(Zip code)

Registrant’s telephone number, including area code:

(724) 485-4000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 8, 2014, Mr. J. Brett Harvey, the Executive Chairman of the Board of Directors (the “Board”) of CONSOL Energy Inc. (the “Company”), notified the Board that he intends to voluntarily resign as an employee of the Company to be effective on January 31, 2015. Mr. Harvey will continue as Chairman of the Board.

In connection with Mr. Harvey’s resignation, the Board approved the following compensation to be paid to Mr. Harvey as the non-employee Chairman of the Board: (i) a $675,000 annual cash retainer, and (ii) a $150,000 annual non-employee director equity retainer in the form of restricted stock units.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 9, 2014, the Board amended the Amended and Restated Bylaws of the Company (the “Amended and Restated Bylaws”) to add Section 6.8, which generally requires that, unless the Company consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, certain specified corporate law-based lawsuits involving the Company must be brought only in a state court located within the State of Delaware or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware, in all cases subject to the court having personal jurisdiction over the indispensable parties named as defendants therein. The text of the exclusive forum selection provision is as follows:

Section 6.8. Forum Selection. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (A) any derivative action or proceeding brought on behalf of the Corporation, (B) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (C) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or (D) any action asserting a claim governed by the internal affairs doctrine shall be a state court located within the State of Delaware or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware, in all cases subject to the court having personal jurisdiction over the indispensable parties named as defendants therein. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 6.8.

A copy of the Amended and Restated Bylaws reflecting this amendment is attached hereto as Exhibit 3.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Exhibit

Exhibit 3.1	Amended and Restated Bylaws of CONSOL Energy Inc., as amended December 9, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOL ENERGY INC.

By:	/s/ Stephen W. Johnson

Stephen W. Johnson
Executive Vice President and Chief Legal and Corporate Affairs Officer

Dated: December 10, 2014

Exhibit Index

Exhibit Number	Description of Exhibit

Exhibit 3.1	Amended and Restated Bylaws of CONSOL Energy Inc., as amended December 9, 2014.